SUB-ITEM 77Q3

AIM DIVERSIFIED DIVIDEND FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 4/30/2009
FILE NUMBER :      811-1424
SERIES NO.:        18

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A               $  1,971

        2 Dividends for a second class of open-end company shares (000's Omitted)
          Class B               $    307
          Class C               $    288
          Class R               $     11
          Class Y               $     45
          Investor Class        $ 11,490
          Institutional Class   $    676

73A.      Payments per share outstanding during the entire current period: (form
          nnn.nnnn)
        1 Dividends from net investment income
          Class A                 0.1111

        2 Dividends for a second class of open-end company shares (form nnn.nnnn)
          Class B                 0.0809
          Class C                 0.0807
          Class R                 0.1014
          Class Y                 0.1210
          Investor Class          0.1149
          Institutional Class     0.1270

74U.    1 Number of shares outstanding (000's Omitted)
          Class A                 18,454

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                  3,525
          Class C                  3,655
          Class R                    129
          Class Y                    471
          Investor Class          98,107
          Institutional Class      5,549

74V.    1 Net asset value per share (to nearest cent)
          Class A               $   8.43

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $   8.34
          Class C               $   8.33
          Class R               $   8.43
          Class Y               $   8.43
          Investor Class        $   8.42
          Institutional Class   $   8.42